UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

May 15, 2013

Date of report (Date of earliest event reported)

SPS COMMERCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34702	41-2015127
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 South Seventh Street, Suite 1000 Minneapolis, MN	55402
(Address of Principal Executive Offices)	(Zip Code)

(612) 435-9400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

On May 15, 2013, SPS Commerce, Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders. At the 2013 Annual Meeting, the Company’s stockholders voted on the following matters:

Election of Directors

The following nominees were re-elected to serve as directors for a term that will last until the Company’s 2014 Annual Meeting of Stockholders or until his successor is duly elected and qualified. The number of votes cast for and withheld from each nominee and the number of broker non-votes with respect to each nominee were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Archie C. Black	12,867,360	160,179	834,908
Bradley A. Cleveland	13,011,295	16,244	834,908
Michael B. Gorman	12,831,124	196,415	834,908
Martin J. Leestma	12,805,585	221,954	834,908
Philip E. Soran	12,798,376	229,163	834,908
George H. Spencer, III	12,642,019	385,520	834,908
Sven A. Wehrwein	12,994,925	32,614	834,908

Ratification of the Selection of Grant Thornton LLP as the Company’s Independent Auditor for 2013

The Company’s stockholders ratified the appointment by the Audit Committee of the Company’s Board of Directors of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013 by voting as follows:

For	Against	Abstain	Broker Non-Votes
13,853,314	8,089	1,044	0

Advisory Vote on Approval of the Compensation of the Company’s Named Executive Officers

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers by voting as follows:

For	Against	Abstain	Broker Non-Votes
11,815,490	1,204,001	8,048	834,908

Advisory Vote on the Frequency of Future Votes to Approve the Compensation of the Company’s Named Executive Officers

The Company’s stockholders voted as follows on the frequency of future votes to approve the compensation of the Company’s named executive officers:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
12,528,694	182,470	314,287	2,088	0

Based on the results of such vote, the Company’s Board of Directors has determined to include a stockholder vote on executive compensation in the Company’s proxy materials on an annual basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPS COMMERCE, INC.

Date: May 16, 2013	By:	/s/ KIMBERLY K. NELSON
Kimberly K. Nelson
Executive Vice President and Chief Financial Officer